UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2013

NATIONAL TAX CREDIT INVESTORS II

(Exact name of registrant as specified in its charter)

California	0-20610	95-1017959
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

National Tax Credit Investors II, a California limited partnership (the “Registrant”), holds a 98.90% limited partnership interest in Michigan Beach Limited Partnership, an Illinois limited partnership (“Michigan Beach”).  Michigan Beach owns a 239-unit apartment complex located in Chicago, Illinois (the “Apartment Complex”).  On September 20, 2013, the Registrant entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with ERI/MB Holdings LLC, a Massachusetts limited liability company (the “Assignee”), to assign its limited partnership interest in Michigan Beach to the Assignee for $10.00.  Additionally, on September 20, 2013, the Registrant entered into a Loan Purchase Agreement (the “Loan Purchase Agreement”) with the Assignee, to sell the second mortgage (unpaid principal and accrued and unpaid interest) for Michigan Beach (the “Loan”) to the Assignee for an amount equal to the outstanding principal on the Loan.  As of September 20, 2013, the outstanding principal balance on the Loan was $3,596,276.  The accrued and unpaid interest on the Loan is estimated to be $3,253.229 as of November 30, 2013.  The Registrant’s investment balance in Michigan Beach was reduced to zero at June 30, 2013.

The anticipated closing date for the assignment and the Loan purchase is December 31, 2013 and is subject to i) the consent of the United States Department of Housing and Urban Development and ii) the consent of Midland Loan Services, Inc..  If either condition is not met prior to December 31, 2013, then the Assignment Agreement and the Loan Agreement shall terminate.  In the event that the closing does not timely occur due to the default by Assignee of its obligations under the Assignment Agreement or the Loan Agreement, then the Registrant will be entitled to keep the $1,000 escrow deposit made by Assignee in connection with the Loan Agreement.  In the event that the closing does not timely occur due to the default by the Registrant, then the rights and obligations of both parties under both agreements terminate, except for certain indemnification rights.

The foregoing description is qualified in its entirety by reference to the Assignment and Assumption Agreement and the Loan Purchase Agreement, copies of which are filed as exhibit 10.1 and 10.2 to this report.

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits

10.1  Assignment and Assumption Agreement by and between National Tax Credit Investors II, a California limited partnership; ERI/MB Holdings LLC, a Massachusetts limited liability company; and MB Apartments Limited Partnership, an Illinois limited partnership, dated September 20, 2013.

10.2  Loan Purchase Agreement by and between National Tax Credit Investors II, a California limited partnership and ERI/MB Holdings LLC, a Massachusetts limited liability company, dated September 20, 2013.

The agreements included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreements. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreements and:

•

should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•

may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.  Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Edward Schmidt
Edward Schmidt
Director of Reporting

     DATED:  September 25, 2013